Exhibit 4.0

Transfer Restricted- See Reverse Side Hereof Number X INCORPORATED UNDER THE LAWS OF THE THE STATE OF MARYLAND PONCE FINANCIAL GROUP, INC. $0.01 Par Value Per Share Shares 0 This Certifies That SPECIMEN is the registered holder Zero (0) Shares of the Common Stock of Ponce Financial Group, Inc. The shares evidenced by this certificate are transferable only on the books of Ponce Financial Group, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The interest in Ponce Financial Group, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Articles of Incorporation and Bylaws of Ponce Financial Group, Inc. The shares evidenced by this certificate are not a savings account or deposit, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. IN WITNESS WHEREOF, Ponce Financial Group, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this day of 2021. President Secretary

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERIIFICATE ARE SUBJECT TO A LIMITATION CONTAINED IN PONCE FINANCIAL GROUP, INC 'S ARTICLES OF INCORPORATION TO THE EFFECT THAT, SUBJECT TO CERTAIN EXCEPTIONS. NO BENEFICIAL OWNER. DIRECTLY OR INDIRECTLY. OF MORE THAN 10% OF THE OUTSTANDING SHARES OF COMMON STOCK OF PONCE FINANCIAL GROUP. INC. WIU BE PERMITTED TO VOTE ANY SHARES IN EXCESS OF SUCH 10% LIMIT. FEDERAL REGULATIONS PROVIDE THAT FOR A PERIOD OF THREE YEARS FOLLOWING THE DATE OF THE COMPLETION OF THE OFFERING IN CONNECTION WITH THE CONVERSION OF PONCE BANK MUTUAL HOLDING COMPANY FROM THE MUTUAL HOLDING COMPANY FORM OF ORGANIZATION TO THE STOCK HOLDING COMPANY FORM OF ORGANIZATION. NO PERSON. ACTING SINGLY OR TOGETHER WITH ASSOCIATES IN A GROUP OF PERSONS ACTING IN CONCERT. MAY DIRECTLY OR INDIRECTLY OFFER TO ACQUIRE OR ACQUIRE THE BENEFICIAL OWNERSHIP OF MORE THAN 10% OF PONCE FINANCIAL GROUP, INC.'S COMMON STOCK WITHOUT THE PRIOR WRITTEN APPROVAL OF THE FEDERAL RESERVE BOARD. FOR VALUE RECEIVED, the undersigned, hereby sell(s), assign(s) and transfer(s) unto shares represented by the within Certificate, and do hereby irrevocably constitute and appoint  Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated: In the Presence Of: NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.